Exhibit 10.3

OPTION AGREEMENT
AND JOINT ESCROW INSTRUCTIONS
(Tranche 1)

This Option Agreement and Joint Escrow Instructions (this “Agreement”) is made as of July 29, 2013 (the “Effective Date”), by and among CV Urban Land, LLC, a Delaware limited liability company (“Optionor-Urban”), and CV Communities, LLC, a Delaware limited liability company (“Optionor-Communities;” and Optionor-Urban and Optionor-Communities, each, an “Optionor,” and collectively, “Optionors”), and City Ventures Communities, LLC, a Delaware limited liability company, or its designee (“Optionee”), with respect to the following:

WHEREAS, Optionors are the owner of interests in the Eligible Property (as defined below); and

WHEREAS, Optionee desires (i) to purchase from each Optionor the right to purchase the Eligible Property owned by it (the “Option”), and (ii) if Optionee exercises the Option, to purchase the applicable Property (as defined below) from each Optionor; and each Optionor desires to grant the Option to Optionee and, upon such exercise, to sell such Property to Optionee, all upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree and covenant with each other as follows:

Section 1.                               Definitions; Rules of Construction.

(a)                               Definitions.  As used in this Agreement, the following terms shall have the meanings set forth in this Section 1(a):

“Additional Title Coverage” has the meaning set forth in Section 6(a) hereof.

“Agreement” has the meaning set forth in the first paragraph above.

“ALTA Extended Policy” has the meaning set forth in Section 6(a) hereof.

“Appurtenances” means, with respect to each Eligible Property, all of an Optionor’s rights, privileges and easements appurtenant to the applicable Real Property, including all minerals, oil, gas and other hydrocarbon substances on and under the applicable Real Property, as well as all governmental and other approvals, permits, licenses, development rights and entitlements, air rights, water, water rights, water stock, utility and other permits, deposits, fee and tax credits, and any refunds relating to the applicable Real Property, and any other easements, rights-of-way or appurtenances used in connection with the beneficial use and enjoyment of the applicable Real Property.

“Business Day” means any day other than a Saturday or Sunday or legal holiday in the State of California.

“Closing” means the consummation of the purchase and sale of the Property contemplated under this Agreement, as evidenced by (i) the recordation of the applicable Deeds in the applicable county official records, in favor Optionee, for all of the Owned Properties, and (ii) the delivery to Optionee of the applicable Underlying Agreement Assignments, in favor of Optionee, for all of the Properties Under Contract.

“Closing Cost Differential” has the meaning set forth in Section 8(b) hereof.

“Closing Date” means the date of Closing, as specified in the Option Exercise Notice, which date shall not in any event be later than the Option Expiration Date.

“Condemnation Action” has the meaning set forth in Section 12(a) hereof.

“Converted Property” means each Eligible Property Under Contract in which, on or before the Closing, Optionor has acquired and owns a fee simple interest therein.

“CV Board” means the Board of Directors of City Ventures, Inc.

“Deed” means a grant deed in the form of Exhibit B hereto pursuant to which an Optionor shall grant to Optionee all of such Optionor’s right, title and interest in and to the applicable Owned Property.

“Default” has the meaning set forth in Section 11(a) hereof.

“Defaulting Party” has the meaning set forth in Section 7(g)(i) hereof.

“Documentary Transfer Tax Statement” has the meaning set forth in Section 7(b) hereof.

“Effective Date” has the meaning set forth in the first paragraph of this Agreement.

“Eligible Owned Property” means (i) each Project identified as “Owned” on the Property Schedule, including, with respect to each such Project, the applicable Land, Improvements, Appurtenances and Intangible Property, and (ii) each Converted Property.

“Eligible Property Under Contract” means each Project identified as “Under Contract” on the Property Schedule, including, with respect to each such Project, the applicable Land, Improvements, Appurtenances and Intangible Property, excluding any Converted Property at such time that the same becomes an Eligible Owned Property.

“Eligible Property” means each Eligible Owned Property and each Eligible Property Under Contract.

“Escrow” has the meaning set forth in Section 3(a) hereof.

“Escrow Holder” means First American Title Insurance Company located at 18500 Von Karman Avenue, Suite 600, Irvine, California 92612, Attn: Jeanne Gould, telephone: (949) 885-2405, facsimile: (714) 913-6372, email:  jagould@firstam.com.

“Feasibility Period” means the period commencing on the Effective Date and ending at 5:00 p.m. California time on the date that is the later of (x) sixty (60) days after the IPO Closing, and (y) October 1, 2013; provided, that such date shall not in any event be later than November 30, 2013.

“Finished Lot Condition” has the meaning set forth on Schedule 2 attached hereto.

“Finished Lot Cost Differential Notice” has the meaning set forth in Section 4(f) hereof.

“First Option Payment” means the sum of the Project First Option Payments for those Eligible Properties not rejected during the Feasibility Period in accordance with the terms of this Agreement, plus interest, if any, earned thereon.

“General Assignment” means an assignment in the form of Exhibit C hereto pursuant to which an Optionor shall assign to Optionee all of such Optionor’s right, title and interest in and to any and all contracts and agreements with third party contractors and consultants related to the applicable Owned Property.

“Improvements” means, with respect to each Eligible Property, all improvements, if any, located on, under or affixed to the applicable Land.

“Intangible Property” means, with respect to each Eligible Property, all intangible personal property (including all plans, designs, reports, and studies) now or hereafter owned by Optionor and used exclusively in connection with the ownership, use and development of the applicable Real Property and Appurtenances.

“IPO Closing” means the date of closing of City Ventures, Inc.’s underwritten sale of shares of common stock to the public pursuant to the Registration Statement on Form S-1 (No. 333-189429).

“Land” means, with respect to each Eligible Property, the applicable real property described on Exhibit A hereto.

“Leases” has the meaning set forth in Section 6(b) hereof.

“Memorandum of Option” means the a memorandum of option in the form of Exhibit E hereto, a completed copy of which for each Eligible Owned Property is to be executed, notarized and delivered to Escrow Holder concurrently with the execution of this Agreement.

“Natural Hazard Disclosure Statement” has the meaning set forth in Section 4(d) hereof.

“Natural Hazard Expert” has the meaning set forth in Section 4(d) hereof.

“Natural Hazard Report” has the meaning set forth in Section 4(d) hereof.

“Nonforeign Transferor Declaration” has the meaning set forth in Section 7(b) hereof.

“Notice of Acquisition” means a written notice from an Optionor to Optionee, notifying Optionee of the consummation of such Optionor’s acquisition of a Converted Property.

“Notice of Post-Option Exercise Notice Expenditures” means a written notice from Optionor to Optionee setting forth the amount, if any, of such Optionor’s Project Post-Option Acceptance Date Notice Expenditures with respect to any Project, which notice shall be given no later than five (5) days before the Closing Date.

“Opening of Escrow” shall be deemed to have occurred on the date this Agreement is countersigned by Escrow Holder and delivered to each of Optionors and Optionee, in accordance with Section 3(a) hereof.

“Option” has the meaning set forth in the first paragraph of this Agreement.

“Option Acceptance Date” means the date on which Optionee delivers the Option Acceptance Notice and makes the Project Second Option Payment pursuant to Section 4(b) hereof.

“Option Acceptance Notice” has the meaning set forth in Section 4(b) hereof.

“Option Exercise Date” means the date on which Optionee delivers the Option Exercise Notice in accordance with Section 5(a) hereof.

“Option Exercise Notice” means a written notice delivered by Optionee to Optionors and Escrow Holder irrevocably exercising the Option, and specifying the Closing Date.

“Option Expiration Date” means December 31, 2013.

“Option Fee” means a nonrefundable fee in the amount of One Thousand and 00/100 Dollars ($1,000.00).

“Option Payments” means the First Option Payment and the Second Option Payment.

“Option Period” means the period commencing thirty (30) days after the Option Acceptance Date, and ending on the date that is five (5) Business Days before the Option Expiration Date.

“Option Price” means the sum of the Project Option Prices, as adjusted by the Option Price Adjustment.

“Option Price Adjustment” means a recalculation of the Option Price, or an adjustment thereto to be made by the parties prior to Closing, taking into account (i) any changes in Project Lot count, (ii) the Project Finished Lot Cost Differential updated to a date that is five (5) Business Days prior to Closing, and (iii) the Project Post-Option Acceptance Date Notice Expenditures updated to a date that is five (5) Business Days prior to Closing.

“Optionee” has the meaning set forth in the first paragraph of this Agreement (and shall include any designee named by City Ventures Communities, LLC, including, without limitation, its indirect parent, City Ventures, Inc., a Delaware corporation, to take title to the Property in accordance with the terms hereof).

“Optionee Independent Director” means a member of the CV Board who is “independent” in accordance with the rules of the New York Stock Exchange or such other securities exchange on which the shares of its common stock are listed.

“Optionee Policy” has the meaning set forth in Section 3(b) hereof.

“Optionee’s Deliveries” has the meaning set forth in Section 7(c) hereof.

“Optionee’s Liquidated Sum” has the meaning set forth in Section 11(b) hereof.

“Optionor” has the meaning set forth in the first paragraph of this Agreement.

“Optionor Parent” means City Ventures, LLC, a Delaware limited liability company, and an indirect parent of Optionor.

“Optionors’ Deliveries” has the meaning set forth in Section 7(b) hereof.

“Owned Property” means each Eligible Owned Property that has not been rejected by Optionee during the Feasibility Period in accordance with the terms of this Agreement.

“Permitted Assignee” has the meaning set forth in Section 14(n) hereof.

“Person” means any natural person, corporation, partnership, association, limited liability company, estate, trust, joint venture, any federal, state, county or municipal government or any bureau, department or agency thereof or any other legal entity and any fiduciary acting in such capacity on behalf of the foregoing.

“Project” means each project identified on the Property Schedule, which is set forth in a separate row thereon.

“Project Assumed Finished Lot Cost Differential” means, with respect to each Project, the “assumed finished lot cost differential” set forth on the Property Schedule with respect thereto.

“Project Documents” means copies of those reports, approvals, drawings, specifications, studies, tests and other documents in an Optionor’s possession or control relating to any of the Projects.

“Project Finished Lot Cost Differential” means, with respect to each Project, an amount equal to the cost of applicable Improvements situated (or to be situated) on the applicable Land which are not completed by the Option Acceptance Date, which Improvements are necessary to bring the applicable Land and each Project Lot included within the applicable Land to a Finished Lot Condition.  The Project Finished Lot Cost Differential shall be determined by an Optionor, in such Optionor’s good faith business judgment, and presented to Optionee in writing for Optionee’s reasonable approval.  In the event Optionee has not approved an Optionor’s determination of the Project Finished Lot Cost Differential within three (3) Business Days after such Optionor’s written presentation of the same, such Optionor and Optionee shall negotiate in good faith to agree on a mutually acceptable determination of the Project Finished Lot Cost Differential.  If the parties are unable to mutually agree on the Project Finished Lot Cost Differential within six (6) Business Days after an Optionor’s original written presentation, then the parties shall engage a mutually acceptable cost consultant who shall determine the Project Finished Lot Cost Differential in its sole and absolute discretion.  If the parties are unable to agree on a mutually acceptable cost consultant within nine (9) Business Days after an Optionor’s original written presentation, then the parties shall submit the determination of the Project Finished Lot Cost Differential to arbitration pursuant to Section 14(q)  hereof.  The Closing Date shall automatically be extended to accommodate the completion of the foregoing determination of the Project Finished Lot Cost Differential.

“Project Finished Lot Price” means, with respect to each Project, the “finished lot price” set forth on the Property Schedule with respect thereto.

“Project First Option Payment” means, with respect to each Project, a sum equal to three percent (3%) of the applicable Project Option Price.  For purposes of calculating any Project First Option Payment, the applicable Project Option Price shall be based upon (i) the applicable Project Lots, (ii) the applicable Project Finished Lot Price, and (iii) the applicable Project Assumed Finished Lot Cost Differential, and will not include any Project Post-Option Acceptance Date Notice Expenditures.

“Project Lots” means, with respect to each Project, the number of “lots” identified as to be developed thereon as set forth on the Property Schedule.

“Project Option Price” means, with respect to each Project, (i) the number of applicable Project Lots, multiplied by (ii) the applicable Project Finished Lot Price, which product shall be reduced by the applicable Project Finished Lot Cost Differential and increased by the applicable Project Post-Option Acceptance Date Notice Expenditures, if any.

“Project Post-Option Acceptance Date Notice Expenditures” means, with respect to each Project, any and all sums paid by an Optionor that were necessary or desirable in such Optionor’s good faith business judgment, and approved by Optionee in writing, commencing on the Option Acceptance Date until and including the Closing Date that are attributable to line items set forth in the applicable Notice of Post-Option Exercise Notice Expenditures.

“Project Second Option Payment” means (i) with respect to each Owned Property or a Converted Property, an amount equal to nineteen percent (19%) of the applicable Project Option Price, less the applicable Project First Option Payment, and (ii) with respect to each Property Under Contract, an amount equal to the “actual costs paid or deposited by Optionor”, as of the Option Acceptance Date, pursuant to the applicable Underlying Agreement (as option consideration or as earnest money thereunder), as set forth on the Property Schedule, less the applicable Project First Option Payment.  For purposes of calculating any Project Second Option Payment, the Project Option Price shall be based upon (i) the applicable Project Lots, (ii) the applicable Project Finished Lot Price, and (iii) the applicable Project Finished Lot Cost Differential set forth in the Finished Lot Cost Differential Notice, and will not include any Project Post-Option Acceptance Date Notice Expenditures.

“Property” means, collectively, the Owned Properties and the Properties Under Contract.

“Property Schedule” means Schedule 1 attached hereto and made a part hereof.

“Property Under Contract” means each Eligible Property Under Contract not rejected by Optionee during the Feasibility Period in accordance with the terms of this Agreement.

“Real Property” means, with respect to each Eligible Property, the applicable Land and the applicable Improvements.

“Second Option Payment” means the sum of the applicable Project Second Option Payments for each Project that has not been rejected by Optionee in accordance with the terms of this Agreement.

“Termination of Option” means a termination of option in the form of Exhibit F hereto, a completed copy of which for each Eligible Property is to be executed, notarized and delivered to Escrow Holder concurrently with the execution of this Agreement.

“Title Company” means, collectively, First American Title Insurance Company located at 1250 Corona Pointe Court, Suite 201, Corona, California 92879, Attn:  Steven

Clark, telephone: (951) 256-5878, facsimile (951) 280-0334, email: sclark@firstam.com, and/or such other title insurance company selected pursuant to any Underlying Agreement or reasonably acceptable to Optionors and Optionee.

“Title Policy” has the meaning set forth in Section 6(a) hereof.

“Underlying Agreement” means, with respect to each Eligible Property Under Contract, the underlying agreement described on the Property Schedule.

“Underlying Agreement Assignment” means an assignment and assumption agreement in the form of Exhibit D hereto pursuant to which an Optionor shall assign to Optionee all of such Optionor’s right, title and interest in and to the applicable Property Under Contract (including the Underlying Agreement applicable thereto).

“Underlying Escrow” means with respect to each Eligible Property Under Contract, the escrow established to consummate the purchase and sale transaction pursuant to the applicable Underlying Agreement.

“Underlying Property” means, with respect to each Property Under Contract, the Real Property to be purchased by an Optionor under the Underlying Agreement, as set forth on the Property Schedule and described more particularly on Exhibit A hereto.

“Underlying Seller” means, with respect to each Eligible Property Under Contract, the Person that is the seller, optionor or other grantor of any applicable interest under the Underlying Agreement, as set forth on the Property Schedule.

“Withholding Certificate” has the meaning set forth in Section 7(b) hereof.

(b)                              Rules of Construction.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  The word “or” when used in this Agreement is not exclusive.  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  The words include, includes and including shall be deemed to be followed by the phrase “without limitation.” Unless otherwise expressly indicated, any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to a Person are also to its permitted successors and assigns.  In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

Section 2.                               Grant of Option and Option Price.

In consideration of Optionors’ receipt of the Option Fee, Optionors hereby grant the Option to Optionee.  The Option shall be exercisable in whole, but not in part, during the Option Period.  Optionee shall pay Optionors the Option Fee in immediately available funds within two (2) Business Days after the Opening of Escrow.

(a)                               Option Price.  The purchase price for the Property shall be the Option Price.

(b)                              Option Payments.

(i)                                  Within two (2) Business Days after the Opening of Escrow, Optionee shall deposit with Escrow Holder the First Option Payment in immediately available funds.  If Optionee terminates, or is deemed to have terminated, this Agreement at any time prior to the Option Acceptance Date in accordance with the terms of Section 4(a)(ii) hereof, then the First Option Payment shall be refunded to Optionee without necessity of any instruction from Optionors.  If Optionee rejects, or is deemed to have rejected, one or more Eligible Properties during the Feasibility Period in accordance with the terms of Section 4(a)(ii) hereof, then the Project First Option Payment (or Project First Option Payments) applicable to such Eligible Property (or Eligible Properties) shall be refunded to Optionee without necessity of any instruction from Optionors.

(ii)                              On the Option Acceptance Date, Optionee shall deposit with Escrow Holder the Second Option Payment in immediately available funds.  From and after the Option Acceptance Date, at such time as a Property Under Contract becomes a Converted Property, Optionee shall deposit with Escrow Holder the Project Second Option Payment for such Converted Property in immediately available funds, and such Project Second Option Payment shall thereafter be treated as part of the Second Option Payment. Upon receipt of the Second Option Payment (whether on the Option Acceptance Date or at such time as a Property Under Contract becomes a Converted Property), Escrow Holder shall promptly disburse to each Optionor the applicable Second Option Payment and the applicable First Option Payment (other than that portion of the First Option Payment that is refundable to Optionee in connection with Optionee’s rejection of an Eligible Property in accordance with the terms of this Agreement), and such disbursed amount shall be nonrefundable, except as provided below.

(iii)                          At Closing, the Option Payments previously distributed to Optionors shall be credited against the Option Price.

(iv)                          The Option Payments disbursed to an Optionor in accordance with the terms of this Agreement shall be immediately returned by such Optionor to Optionee (a) in the event of such Optionor’s default under this Agreement, or (b) upon termination of this Agreement in accordance with the terms of Section 12 hereof.

(c)                               Interest.  The First Option Payment shall be deposited by Escrow Holder in an interest bearing account with a federally insured national bank.  Interest earned on the First Option Payment shall be considered part of the First Option Payment.

(d)                             Cash at Closing.  If Optionee exercises the Option, then prior to the Closing Date, Optionee shall deposit with Escrow Holder, in immediately available funds, an amount equal to (i) the Option Price plus Optionee’s share of closing costs and prorations provided herein, less (ii) the sum of all Option Payments previously made, plus all other credits due Optionee hereunder.

(e)                               Indemnification of Escrow Holder.  Each Optionor, as to those Option Payments payable to it, and Optionee hereby indemnify and hold harmless Escrow Holder for having disbursed the Option Payments, including the Option Fee, to each such Optionor prior to Closing and the recording of the a Deed, if applicable, in each case in accordance with the terms thereof.

Section 3.                               Opening of Escrow; Optionee Acceptance.

(a)                               Opening of Escrow.  Within one (1) Business Day after the Effective Date, the parties hereto shall open an escrow (“Escrow”) by depositing with Escrow Holder (i) a fully executed copy of this Agreement, (ii) Optionee’s deposit of the First Option Payment, (iii) a fully executed and notarized original Memorandum of Option for each Eligible Owned Property, and (iv) a fully executed and notarized original Termination of Option for each Eligible Owned Property.  Within five (5) Business Days after Optionee’s receipt of a Notice of Acquisition, the parties hereto shall deliver, with respect to the applicable Converted Property, (x) a fully executed and notarized original Memorandum of Option and (y) a fully executed an notarized original Termination of Option. Escrow Holder shall acknowledge and accept the various responsibilities of Escrow Holder hereunder by promptly countersigning copies of this Agreement and returning fully executed and countersigned copies of this Agreement to Optionee and Optionors when Escrow has opened.

(b)                              Eligible Owned Properties; Converted Properties.  On or promptly following the Option Acceptance Date, Escrow Holder shall cause the following: (i) if requested by Optionee, recordation of each Memorandum of Option with respect to each Owned Property in the applicable county real property official records, and delivery of conformed copies thereof to the parties hereto; and (ii) issuance by Title Company of a title insurance policy for each Owned Property, in favor of Optionee, as the insured party, insuring the ownership of the Option vested in Optionee, and in the form of a pro forma optionee title policy to be approved by Optionee during the Feasibility Period (the “Optionee Policy”).  From and after the Option Acceptance Date, promptly upon receipt of the Memorandum of Option and Termination of Option with respect to a Converted Property, Escrow Holder shall (x) at Optionee’s request, cause such Memorandum of Option to be recorded in the applicable county real property official records, and deliver conformed copies thereof to the parties hereto, and (y) cause Title Company to issue an Optionee Policy for such Converted Property.  If this Agreement is terminated or if the Closing has not occurred by the Option Expiration Date, then Escrow Holder shall, based upon a written instruction from the Optionors only to Escrow Holder, with a copy to Optionee, complete the blanks in each Termination of Option (with respect to those Owned Properties for which a Memorandum of Option has been recorded), and immediately cause each such Termination of Option to be recorded in the applicable county real property official records (and, unless Optionor is then in default, Optionee shall execute and record any additional documents reasonably requested by an Optionor to evidence the termination of any and all rights of

Optionee or its assignee(s) in the applicable Property).  Optionors and Optionee do hereby hold Escrow Holder harmless for acting in accordance with this Section 3(b).

(c)                               Escrow Instructions.  This Agreement shall constitute joint escrow instructions to Escrow Holder.  Optionee and Optionors shall execute and deliver to Escrow Holder such additional and supplemental instructions as Escrow Holder may require to clarify or fulfill Escrow Holder’s duties under this Agreement.  In the event of any conflict between the provisions of this Agreement and any additional or supplemental instructions, the terms of this Agreement shall prevail.

(d)                             Costs.  Except as expressly set forth herein, Optionors shall pay one-half of Escrow Holder’s fee, and Optionee shall pay (i) one-half of Escrow Holder’s fee, (ii) fees payable in connection with recording each Memorandum of Option, and (iii) the cost of each Optionee Policy.

Section 4.                               Feasibility; Acceptance of Option

(a)                               Feasibility Contingency.

(i)                                  Optionee shall have the right (w) to conduct all inspections, investigations, tests and studies of the Eligible Properties as Optionee deems necessary or desirable in connection with Optionee’s anticipated development of the Eligible Properties, (x) to review all documents, materials and files in the possession of Optionors and Optionor Parent relating to the Eligible Properties, Optionors or Optionor Parent, excluding any such items generated internally by Optionors or Optionor Parent, or which are proprietary, or which are subject to a confidentiality agreement, (y) to investigate all such other matters as Optionee determines to consider with respect to the Eligible Properties, Optionors and Optionor Parent, and (z) to have discussions with applicable governmental bodies and agencies regarding the Eligible Properties and the development of the Eligible Properties.  As of the Option Acceptance Date, Optionee shall be deemed to have conducted all physical inspections, title review, document and file review and other due diligence it determined was necessary with respect to each Property, each Optionor and Optionor Parent and shall be deemed to have fully accepted the results of such investigations.

(ii)                              At any time during the Feasibility Period, Optionee shall have the right, for any reason or no reason whatsoever, to terminate this Agreement (i) in its entirety, or (ii) as to one or more Eligible Properties (i.e., to reject an Eligible Property or Eligible Properties) by delivering a written notice of such termination to the Optionor that owns the interest in such Eligible Property(ies) and Escrow Holder. Such notice shall indicate whether this Agreement is being terminated in its entirety or whether only certain Eligible Properties are being rejected.  If Optionee so terminates, or is deemed to have terminated this Agreement in its entirety, then (i) Escrow Holder shall promptly return the First Option Payment to Optionee, and deliver all documents deposited with Escrow Holder to the party who deposited such documents, (ii) Optionee shall pay for all escrow and title cancellation fees due in connection with such termination, and (iii) neither party shall have any further rights or obligations hereunder, other than the obligations related to a termination of this Agreement and the indemnity obligation of Optionors pursuant to Section 4(d) hereof, which shall survive such termination.  If Optionee only terminates this Agreement as to one or more rejected Eligible Properties, then (i) Escrow Holder shall promptly return the applicable Project First Option Payment or Project First Option Payments to Optionee, and deliver all documents deposited with Escrow Holder related to such rejected Eligible Properties to the party who deposited such documents, (ii) Optionee shall pay for all escrow and title cancellation fees due in connection with such termination for such rejected Eligible Properties, (iii) neither party shall have any further rights or obligations hereunder with respect to such rejected Eligible Properties, other than (A) the obligations related to a termination of this Agreement with respect to such rejected Eligible Properties and the indemnity obligation of Optionee with respect to such rejected Eligible Properties pursuant to Section 4(d) hereof, which shall survive such termination, and (B) promptly after Optionee’s delivery of such notice with respect to such rejected Eligible Properties, the applicable Optionors shall transfer such Eligible Properties, by deed or assignment, as applicable, to the respective affiliates of such Optionors.

(b)                              Acceptance of Option.  To accept the Option with respect to Eligible Properties that Optionee wishes to remain subject to the Option, at any time following the IPO Closing and during the Feasibility Period, Optionee shall (A) irrevocably deposit the Project Second Option Payment and (B) deliver a written notice of such acceptance to Optionors, Parent and Escrow Holder (the “Option Acceptance Notice”), identifying on a schedule to such notice the Property being accepted (i.e., the Eligible Properties that Optionee did not reject during the Feasibility Period in accordance with the terms of this Agreement).  Any Eligible Properties not included in the Option Acceptance Notice shall no longer be subject to the terms of this Agreement. Such acceptance shall be irrevocable and Optionee shall have no right to terminate this Agreement with respect to individual Eligible Properties, except in accordance with the provisions of Section 12 hereof; provided, that the foregoing shall not prohibit Optionee from terminating this Agreement in its entirety in accordance with the terms of this Agreement.  In the event Optionee fails to deliver an Option Acceptance Notice prior to the expiration of the Feasibility Period, Optionee shall be deemed to have elected to terminate this Agreement in its entirety in accordance with the terms of Section 4(a)(ii).

(c)                               Optionor Documents.  Within three (3) Business Days after the Effective Date, each Optionor shall deliver its respective Project Documents to Optionee.  If additional Project Documents become available after the time set forth for delivery by an Optionor to Optionee, such Optionor shall promptly make such documents available to Optionee.

(d)                             License to Enter Upon Real Property.  Optionors hereby grant to Optionee and its agents and employees a license to enter upon the Eligible Properties until the earlier of the Closing, and termination of this Agreement for the purpose of conducting any inspections, investigations, tests or studies of the Eligible Properties, including soils and environmental tests, and agrees to cooperate with Optionee’s investigation of the Eligible Properties.  Optionee agrees (i) that neither Optionee, nor its employees or agents, will permit waste or material damage to any of the Eligible Properties during the course of such investigation, and (ii) to indemnify, protect, defend and hold Optionors, and the applicable Land free and harmless from and against any and all damages, claims, losses, liabilities, costs and expenses arising from such activities of

Optionee, its agents and employees, and from all mechanic’s, materialmen’s and other liens resulting from any such conduct.  Notwithstanding the foregoing, Optionee shall not be obligated to reimburse an Optionor or Underlying Seller for liens, liability, loss or damages resulting from the mere discovery of any existing conditions in, on or under the Land; provided that neither Optionee, nor its employees or agents, negligently or willfully exacerbate the condition.  As a condition to Optionee’s entry onto any Eligible Property, Optionee shall provide Optionors with a certificate evidencing the issuance of a policy of commercial general liability insurance covering the liability of Optionee, the applicable Optionor and Underlying Seller arising out of any investigative activities of Optionee or Optionee’s agents on the applicable Land.  Such policy of insurance shall cover any claims of damages suffered by persons or property resulting from any acts or omissions of Optionee, Optionee’s employees, agents, contractors, suppliers, consultants or other related parties, shall have aggregate liability limits of not less than Two Million Dollars ($2,000,000.00) for bodily injury, personal injury and property damage liability, and shall name the applicable Optionor, Underlying Seller and their respective successors and assigns as additional insureds.

(e)                               Natural Hazard Disclosure.  Within ten (10) Business Days after the Effective Date, Optionor, with respect to the Eligible Properties in which it owns an interest, shall provide Optionee with a natural hazard disclosure statement (“Natural Hazard Disclosure Statement”) (as set forth in California Civil Code Section 1103.2) for each Real Property.  Optionee acknowledges that Optionors have engaged or will cause the Title Company to engage the services of a natural hazard disclosure expert (the “Natural Hazard Expert”) to examine the maps and other information made available to the public by government agencies for the purpose of enabling Optionors to fulfill their respective disclosure obligations and to prepare a written report of the result of its examination (the “Natural Hazard Report”).  Optionee acknowledges that the Natural Hazard Report fully and completely discharges Optionors from their respective disclosure obligations, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Optionors for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert dealing within the scope of its expertise with respect to the examination and Natural Hazard Report.  In no event shall any Optionor have any responsibility for matters not actually known to such Optionor.  Optionee acknowledges and agrees that nothing contained in the Natural Hazard Disclosure Statement shall release Optionee from Optionee’s obligation to fully investigate the condition of each Real Property, including the Natural Hazard Disclosure Statement.  Optionee further acknowledges and agrees that the matters set forth in the Natural Hazard Disclosure Statement may change on or prior to Closing and that Optionors have no obligation to update, modify or supplement the Natural Hazard Disclosure Statement.  The Natural Hazard Disclosure Statement shall be deemed included in the items to be approved or disapproved by Optionee by the Option Acceptance Date.

(f)                                Finished Lot Cost Differential Notice.  Each Optionor shall deliver to Optionee a written notice (the “Finished Lot Cost Differential Notice”) with respect to the Eligible Properties in which it owns an interest, setting forth each Project Finished Lot Cost Differential, broken down by line item, not less than five (5) Business Days before the Closing [(as may be extended in connection with the parties’ determination of each Project Finished Lot Cost Differential, as set forth in the definition of such term)].

Section 5.                               Option Exercise.

(a)                               Delivery of Option Exercise Notice.  At any time during the Option Period, Optionee may exercise the Option by delivering to Optionors, Parent and Escrow Holder the Option Exercise Notice no less than five (5) Business Days prior to the Closing Date specified by Optionee in such Option Exercise Notice.

(b)                              Termination.  If Optionee fails to deliver the Option Exercise Notice to Optionors and Escrow Holder on or prior to the last day of the Option Period, Optionee shall be deemed to have elected to terminate this Agreement in its entirety.  If Optionee is so deemed to have terminated this Agreement in its entirety, then (i) Optionee shall pay for all escrow and title cancellation fees due in connection with such termination, and (ii) neither party shall have any further rights or obligations hereunder, other than the obligations related to a termination of this Agreement and the indemnity obligation of Optionee pursuant to Section 4(d) hereof, which shall survive such termination.  Optionee shall not be entitled to a return of any Option Payments previously made.

Section 6.                               Condition of Title.

(a)                               Preliminary Title Reports.  Within three (3) Business Days after the Opening of Escrow, each Optionor shall cause the Title Company to deliver a current preliminary title report for Real Property in which it owns an interest to Optionee, together with legible copies of all documents referred to therein and a plot of locatable exceptions.  Optionee shall have the right to review, and negotiate with the Title Company, the condition of title to each such Real Property during the Feasibility Period.  On or before the Closing Date, each Optionor shall satisfy any monetary liens encumbering each Owned Property that it owns other than non-delinquent property taxes.  At Closing, Title Company shall issue (or be irrevocably committed to issue) to Optionee an owner’s form of policy of title insurance for each Owned Property, containing the terms and provisions set forth in this Section 6(a) (each, a “Title Policy”) or, if Optionee so elects, to have the Optionee Policy endorsed to reflect the transfer of title at Closing (either, the “Additional Title Coverage”).  Each Title Policy shall be a standard coverage CLTA Owner’s Policy of Title Insurance (Form 2006, or other form approved by Optionee) in an amount equal to the applicable Project Option Price, showing title to the applicable Owned Property vested in Optionee, subject only to (i) the pre-printed exceptions and exclusions, (ii) those exceptions to title commonly known as the Title Company’s “Regional Exceptions”, and (iii) such other matters as to which Optionee has consented in writing prior to Closing (provided that Optionee’s failure to provide such consent prior to Closing shall be deemed to be Optionee’s consent to such other matters).  Optionee shall have the right to procure an ALTA Extended Coverage Owner’s Policy of Title Insurance (“ALTA Extended Policy”) for one or more of the Owned Properties, provided that the issuance of an ALTA Extended Policy shall not be a condition to Optionee’s obligation to close and shall not delay Closing.  Optionee shall pay for the increased cost of any such ALTA Extended Policy, the cost of any survey that the Title Company requires for issuance of an ALTA Extended Policy, and the cost of any other increase in the amount or scope of title insurance if Optionee elects to increase the amount or scope of title insurance coverage beyond that provided in the Title Policy.

(b)                              Conveyance of Fee Title.  At Closing, each Optionor shall convey title to the Owned Property that it owns to Optionee (i) in fee simple absolute, subject only to current general and special taxes and assessments and matters of record that are not created by, through, under or with the consent of such Optionor or any applicable Underlying Seller after the Effective Date (unless consented to by Optionee in its sole and absolute discretion), and (ii) free and clear of all leases, licenses or other occupancy agreements (collectively, “Leases”), and free and clear of any parties in possession, and each Optionor shall cause any and all Leases affecting the Property in which it owns an interest or any portion thereof to be terminated prior to Closing.

Section 7.                               Closing.

(a)                               Closing.  Provided that this Agreement is not earlier terminated pursuant to the terms and conditions hereof, Escrow Holder is hereby instructed to close Escrow on the Closing Date in accordance with the instructions set forth herein.  By closing Escrow, Escrow Holder shall be deemed to have irrevocably committed to disburse the applicable portion of the Option Price to Optionors, and, with respect to the Owned Properties, cause the Title Company to issue each Title Policy or, at Optionee’s request, each ALTA Extended Title Policy, or each Additional Title Coverage.

(b)                              Optionors’ Deliveries to Escrow Holder.  Before Closing, each Optionor, with respect to each Property in which it owns an interest, shall deposit with Escrow Holder the following (collectively, the “Optionors’ Deliveries”):

(i)                                  One (1) original copy of the Deed, executed and acknowledged by such Optionor, along with the a documentary transfer tax statement (a “Documentary Transfer Tax Statement”), for each Owned Property ;

(ii)                              Two (2) original counterparts of the General Assignment, executed by such Optionor, for each Owned Property;

(iii)                          Two (2) original counterparts of the Underlying Agreement Assignment, executed by such Optionor, for each Property Under Contract;

(iv)                          An estimated closing statement prepared by Escrow Holder and approved by such Optionor;

(v)                              A nonforeign transferor declaration (“Nonforeign Transferor Declaration”), executed by such Optionor;

(vi)                          A Nonresident Withholding Certificate for Real Estate Sales (Form 593-c) (“Withholding Certificate”), executed by such Optionor; and

(vii)                      All documents reasonably required of such Optionor by Title Company or Escrow Holder in order to either (x) issue the applicable Title Policy or the applicable Additional Title Coverage, or (y) consummate the subject transaction (including, if needed by the Title Company, an owner’s affidavit in Title Company’s customary form).

(c)                               Optionee’s Deliveries to Escrow Holder.  Before Closing, Optionee shall deposit with Escrow Holder the following for each Owned Property (collectively, the “Optionee’s Deliveries”):

(i)                                  Immediately available funds in the amount described in Section 2(d) hereof plus any other amounts payable by Optionee as required under this Agreement in connection with the Closing;

(ii)                              A Preliminary Change of Ownership Report completed and executed by Optionee, for each Owned Property ;

(iii)                          Two (2) original counterparts of the General Assignment, executed by Optionee, for each Owned Property;

(iv)                          Two (2) original counterparts of the Underlying Agreement Assignment, executed by Optionee, for each Property Under Contract;

(v)                              An estimated closing statement prepared by Escrow Holder and approved by Optionee; and

(vi)                          Such other documents and instruments as may be reasonably required of Optionee by Title Company or Escrow Holder in order to consummate the subject transaction.

(d)                             Escrow Holder’s Instructions.  On the Closing Date (unless otherwise indicated), provided Escrow Holder is prepared to perform all of the following, Escrow Holder shall:

(i)                                  Date, as of the Closing Date, all documents referenced in Sections 7(b) and 7(c) hereof calling for a date;

(ii)                              Instruct the applicable county recorders not to make any Documentary Transfer Tax Statement (the forms of which are attached to the Deeds) a part of the public record, as permitted by Section 11932 of the California Revenue and Taxation Code;

(iii)                          Record each Deed in the applicable county real property official records;

(iv)                          Submit to the applicable county real property official records, each Preliminary Change of Ownership Report, concurrently with the submission of the related Deed for recordation;

(v)                              Notify Optionee and Optionors by email that Closing has occurred, pay the costs and apply the prorations in accordance with Section 8 hereof, and then obtain Optionors’ instructions as to the manner in which the Option Price deposited by Optionee shall be disbursed and delivered to Optionors, and disburse the Option Price (less any such costs or prorations charged to Optionors in accordance with the terms of this Agreement) in accordance with such instructions; and

(vi)                          Deliver to each of Optionors and Optionee the final closing statement at Closing or by the following Business Day;

(vii)                      Within five (5) Business Days after the Closing, deliver each Title Policy or each ALTA Extended Title Policy or each Additional Title Coverage, as applicable, to Optionee; and

(viii)                  Prepare and submit to the Internal Revenue Service the information return and statement concerning the Closing required by Section 6045(e) of the Internal Revenue Code of 1986, unless the same is not required under the regulations promulgated thereunder.

(e)                               Post-Closing Matters.  Within one (1) Business Day after the Deeds have been recorded in the applicable county real property official records, Escrow Holder shall make the following deliveries:

(i)                                  To Optionee (and its counsel):  a conformed copy of each recorded Deed, a fully executed original of each General Assignment, copies of each Nonforeign Transferor Declaration, each Withholding Certificate, each Documentary Transfer Tax Statement, each Preliminary Change of Ownership Report, and each Underlying Agreement Assignment.

(ii)                              To each Optionor (and its counsel), with respect to each Property in which it owns an interest: a conformed copy of each recorded Deed, a fully executed original of each General Assignment, copies of each Nonforeign Transferor Declaration, each Withholding Certificate, each Documentary Transfer Tax Statement, each Preliminary Change of Ownership Report, and each Underlying Agreement Assignment.

(f)                                [Intentionally omitted]

(g)                              Cancellation of Escrow.

(i)                                  In the event that, due to the failure of a party hereof (the “Defaulting Party”) to perform any of its material obligations hereunder, the Escrow does not close on or before the Closing Date, then the non-Defaulting Party may cancel the Escrow by written notice to the Defaulting Party and to Escrow Holder, and the Defaulting Party shall pay all cancellation fees of Escrow Holder and the Title Company.  If Optionee is the Defaulting Party, each Optionor’s exclusive remedy is set forth in Section 11(c) hereof (subject to the exclusions set forth in such provision).  If any Optionor is the Defaulting Party, Optionee’s remedies are as set forth in Section 11(b) hereof.

(ii)                              If Optionee for any reason does not timely exercise the Option, such failure is not a default under this Agreement, and either party hereto may cancel the Escrow by written notice to the other party and Escrow Holder.  In such event, Optionors and Optionee shall each pay for one-half (1/2) of the cancellation fees of Escrow Holder and the Title Company.

(iii)                          If, for any reason, Escrow is terminated or cancelled pursuant to the terms hereof, Escrow Holder shall return to the parties delivering the same all instruments or funds, if any, which are then held by Escrow Holder in connection with Escrow.

Section 8.                               Costs and Prorations of Closing.

(a)                               Prorations and Credits for Owned Properties.  In connection with Closing, with respect to each Owned Property, Escrow Holder shall prorate all real and personal property taxes, assessments, municipal taxes, utilities, standby charges and other items of expense between Optionee and the applicable Optionor as of Closing (with the day of Closing being deemed to be a day of Optionee’s ownership of the Owned Property).  If any Owned Property is not separately assessed, such taxes, charges or assessments shall be based upon the ratio that the square footage of such Owned Property bears to the square footage of the assessor’s tax parcel or parcels of which the applicable Owned Property is a part.  Prior to the Closing Date, Optionee and the applicable Optionor shall give notice to Escrow Holder of the square footage of such Owned Property and the entire square footage of such assessor’s tax parcel or parcels.  The parties agree that if such prorations are inaccurate because the rate for the preceding fiscal year or the latest available tax bill does not represent the amounts actually assessed, then the parties hereto will, as soon as such bills are available that cover the period within which the Closing Date occurs, make such further adjustments outside of Escrow as may be appropriate.  Each Optionor, with respect to the Owned Properties owned by it, shall be responsible for the payment of any supplemental and/or escape assessments as to which bills are received after the Closing Date but which relate to the period prior to the Closing Date.  The provisions of this Section 8(a) shall survive the Closing Date and shall not merge into any Deed.

(b)                              Prorations and Credits for Properties Under Contract.  The Project Option Price for each Property Under Contract shall be reduced at Closing by (i) the purchase price payable by the applicable Optionor for the applicable Underlying Property (excluding any deposits made by Optionor under any Underlying Agreement related to such Property Under Contract), and (ii) any increase in the closing costs payable by Optionee under the applicable Underlying Escrow over and above the closing costs to be borne by Optionee under the Escrow (collectively, the “Closing Cost Differential”).  The parties agree that if such prorations are inaccurate because the Closing Cost Differential will not be certain at Closing, then the parties hereto will, as soon as the same is known, make such further adjustments outside of Escrow as may be appropriate.  The provisions of this Section 8(a) shall survive the Closing Date and shall not merge into any deed or assignment.

(c)                               Costs Paid by Optionor.  Each Optionor, with respect to each Property in which it owns an interest, shall pay the following costs in connection with the Closing:  (i) documentary transfer taxes; (ii) fees for recording each Deed; (iii) costs associated with the assignment of each applicable Underlying Agreement (including negotiation of each applicable Underlying Seller’s consent); (iv) the Cost Differential; (v) one-half (½) of the Escrow fee; and (vi) the premium for each Title Policy.

(d)                             Costs Paid by Optionee.  Optionee shall pay the following costs in connection with the Closing:  (i) one-half (½) of the Escrow fee; (ii) any additional premium for any

Additional Title Coverage; and (iii) if Optionee elects any ALTA Extended Policy, the additional cost over the cost of the applicable Title Policy.

Section 9.                               Conditions Precedent to Closing.

(a)                               Optionee’s Conditions.  Each of the following shall constitute a condition precedent to the obligations of Optionee to close the Escrow after Optionee delivers the Option Exercise Notice, and may be waived only by a written waiver executed by Optionee and delivered to Optionors and Escrow Holder:

(i)                                  Optionors shall have delivered the applicable Optionors’ Deliveries to Escrow Holder.

(ii)                              As of the Closing, no Optionor shall have committed any material breach of this Agreement, including any material breach of a representation and warranty expressly stated herein.  If Optionee does not give Escrow Holder written notice of any Optionor’s Default, for purposes of this section only, Optionors shall be deemed not to be in Default hereunder, and Escrow Holder shall proceed to close Escrow as though Optionors were not in Default.  Optionee’s failure to give such notice to Escrow Holder shall not excuse performance by Optionors of any obligation hereunder.

(iii)                          All of Optionors’ representations and warranties set forth herein shall be true and correct as of Closing in all material respects.

(iv)                          Title Company must be irrevocably committed to issue each Title Policy and/or each Additional Title Coverage, as applicable, to Optionee as of Closing.

(v)                              With respect to the applicable Properties Under Contract, each Underlying Seller has consented to the applicable Underlying Agreement Assignment to the extent required by the applicable Underlying Agreement, as determined by Optionee in its sole discretion; provided, however, if any Underlying Seller has not so consented, then if requested by Optionee, Optionee and the applicable Optionor shall enter into an assignment and agency agreement, pursuant to the terms of which such Optionor shall (x) convey to Optionee, all of such Optionor’s beneficial ownership interest in and to the applicable Property Under Contract, and (y) act as agent on behalf of Optionee for purposes of consummating the transaction contemplated under the applicable Underlying Agreement.

(b)                              Optionors’ Conditions.  Each of the following shall constitute a condition precedent to the obligations of Optionors to close the Escrow and may be waived only by a written waiver executed by Optionors and delivered to Optionee and Escrow Holder:

(i)                                  Optionee shall have delivered Optionee’s Deliveries to Escrow Holder.

(ii)                              As of the Closing, Optionee must not have committed any material breach of the provisions hereof, including any material breach of a representation and warranty expressly stated herein.  If an Optionor does not give Escrow Holder written notice of Optionee’s Default, for purposes of this Section 9(b) only, Optionee shall be deemed not to be in Default hereunder, and Escrow Holder shall proceed to close Escrow as though Optionee were not in Default.  An Optionor’s failure to give such notice to Escrow Holder shall not excuse performance by Optionee of any obligation hereunder.

(iii)                          All of Optionee’s representations and warranties set forth herein shall be true and correct as of Closing in all material respects.

Section 10.                       Representations, Warranties and Covenants.

(a)                               Optionors’ Representations, Warranties and Covenants.  Each Optionor (only as to itself and each Property in which it owns an interest, directly or indirectly) hereby represents, warrants and covenants to the Optionee that as of the date hereof:

(i)                                  Optionor is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and, except to the extent that the failure to do so would not cause a material adverse effect, is duly qualified to do business in the State of California, with the full right, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii)                              Optionor has full power and authority to perform each of its obligations hereunder.  Optionor has full right and power to grant and convey each Property, if the rights hereunder granted to Optionee are timely and properly exercised in accordance with the provisions of this Agreement.

(iii)                          This Agreement and all documents in connection herewith that are to be executed and delivered by Optionor have been duly executed and delivered by Optionor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor’s rights generally, and except that the availability of equitable remedies may be subject to judicial discretion).

(iv)                          The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby by Optionor does not and will not result in a default (or an event which, with the giving of notice or the passage of time, would constitute a default) under any instrument, and do not and will not violate, and are not restricted by, any other contractual obligation or any law to which Optionor is a party or by which Optionor is bound, or violate any order, writ, injunction or decree of any court or regulatory agency with jurisdiction over Optionor.

(v)                              Optionor is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended (the Foreign Investment in Real Property Tax Act).

(vi)                          On or before the Effective Date, Optionor has delivered to Optionee true, complete and correct copies of each Underlying Agreement; no default exists under any such agreement by Optionor or the applicable Underlying Seller, nor, to Optionor’s knowledge, does any fact or circumstance exist that with the giving of notice of passage of time would constitute any such default; and each such Underlying Agreement is valid and effective, enforceable against the applicable Underlying Seller in accordance with its terms.

(vii)                      Optionor shall not solicit offers to purchase any Eligible Property nor engage in negotiations in response to any unsolicited offers to purchase any Eligible Property that it may receive.

(viii)                  Optionor agrees (i) to timely perform, and to diligently endeavor to cause each Underlying Seller to timely perform, each and all of the respective obligations under the Underlying Agreements and the Underlying Escrows, and (ii) to provide Optionee with copies of all notices and other information given or received by Optionor with respect to the Underlying Agreement and the Underlying Escrow, including notices to or from Underlying Seller and the escrow holder thereunder.  Optionor shall not amend the Underlying Agreement or the instructions with respect to the Underlying Escrow without having first obtained Optionee’s written consent thereto, which Optionee shall not unreasonably withhold, condition or delay.  Notwithstanding the foregoing to the contrary, Optionor agrees to cause the closing of the Underlying Escrow only if Optionee has delivered an Option Exercise Notice by the date on which Optionor must close the Underlying Escrow.  Upon the closing of any Underlying Escrow, Optionor shall deliver to Optionee a Notice of Acquisition with respect thereto.

(b)                              Optionee’s Representations and Warranties.  Optionee hereby represents and warrants to Optionors that as of the date hereof:

(i)                                  Optionee is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business in the State of California, with the full right, power and authority to enter into and carry out the transactions contemplated by this Agreement.

(ii)                              Optionee has full power and authority to perform each of its obligations hereunder, and has full right and power to purchase the Property and accept a conveyance thereof, if Optionee timely and properly exercises its rights in accordance with the provisions of this Agreement.

(iii)                          This Agreement and all documents in connection herewith that are to be executed and delivered by Optionee have been duly executed and delivered by Optionee and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditor’s rights generally, and except that the availability of equitable remedies may be subject to judicial discretion).

(iv)                          The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby by Optionee does not and will not result in a default (or an event which, with the giving of notice or the passage of time, would constitute a default) under any instrument, and do not and will not violate, and are not restricted by, any other contractual obligation or any law to which Optionee is a party or by which Optionee is bound, or violate any order, writ, injunction or decree of any court or regulatory agency with jurisdiction over Optionee.

(v)                              Optionee is currently (a) in compliance with and shall at all times during the term of this Agreement remain in compliance with the regulations of OFAC of the U.S. Department of Treasury and any statute, executive order (including Executive Order 13224, dated September 24, 2001 and entitled “Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism”), or regulation relating thereto, and (b) not listed on, and shall not during the term of this Agreement be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation.

Section 11.                       Default and Remedies.

(a)                               Default.  “Default” means the failure of either any Optionor or Optionee, as the case may be, to timely perform any material covenant, agreement or obligation under this Agreement.

(b)                              Optionors’ Default.  In the event of a Default by any Optionor, then Optionee shall have the right to either:  (i) terminate this Agreement by delivering written notice thereof to Optionor and Escrow Holder, in which event Optionee may pursue damages against Optionors, provided that in no event may Optionee obtain damages in an amount that exceeds the sum of (A) the return of the Option Payments and (B) as liquidated damages (1) an amount equal to twelve percent (12%) per annum from the date each such Option Payment was made until the date on which the Option Payments are returned to Optionee, and (2) an amount equal to all third (3rd) party costs and expenses incurred by Optionee in connection with the this Agreement and/or the Property (collectively, the “Optionee’s Liquidated Sum”), or (ii) proceed with the Closing, in which case Optionee may sue for specific performance in any of the courts of the State of California and the United States District Court for any District within such State, and Optionee may record a lis pendens in connection with such specific performance action.  Notwithstanding the foregoing, any such action for specific performance must be filed, if at all, within sixty (60) days after the scheduled Closing Date.

If Optionee elects to pursue its remedy under clause (i) above, then:

LIQUIDATED DAMAGES.  THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH THE QUESTION OF THE DAMAGES THAT WOULD BE SUFFERED BY OPTIONEE IF THE ESCROW DOES NOT CLOSE BY THE CLOSING DATE BECAUSE AN OPTIONOR DEFAULTS AND HAVE ENDEAVORED TO REASONABLY ESTIMATE SUCH DAMAGES AND THEY AGREE THAT (I) SUCH DAMAGES ARE AND WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (II) LIQUIDATED DAMAGES IN THE AMOUNT OF OPTIONEE’S LIQUIDATED SUM WILL BE REASONABLE, (III) IN THE EVENT OF SUCH DEFAULT, UNLESS OPTIONEE ELECTS SPECIFIC PERFORMANCE UNDER SECTION 11(b) ABOVE, OPTIONEE IS ENTITLED TO OPTIONEE’S LIQUIDATED

SUM AS SUCH LIQUIDATED DAMAGES, AND (IV) IN CONSIDERATION OF THE PAYMENT OF SUCH LIQUIDATED DAMAGES, OPTIONEE SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY ON ACCOUNT OF THE FAILURE OF ESCROW TO CLOSE, INCLUDING ACTIONS FOR SPECIFIC PERFORMANCE (AND IN SUCH REGARD, OPTIONEE WAIVES THE PROVISIONS OF SECTION 3389 OF THE CALIFORNIA CIVIL CODE), BUT NOT INCLUDING ANY ATTORNEYS’ FEES AND COSTS INCURRED IN COLLECTION OPTIONEE’S LIQUIDATED SUM.

Initials of Optionors:	Initials of Optionee:

/s/ SH	/s/ SH

(c)                               Optionee’s Default.  Optionee’s failure to deliver the Option Exercise Notice is not a Default.  In the event of a Default by Optionee, then Optionors’ sole remedy shall be as follows:

LIQUIDATED DAMAGES.  THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH THE QUESTION OF THE DAMAGES THAT WOULD BE SUFFERED BY OPTIONORS IF, AFTER THE OPTION EXERCISE DATE, ESCROW DOES NOT CLOSE BY THE CLOSING DATE BECAUSE OPTIONEE DEFAULTS AND HAVE ENDEAVORED TO REASONABLY ESTIMATE SUCH DAMAGES AND THEY AGREE THAT (I) SUCH DAMAGES ARE AND WILL BE IMPRACTICABLE OR EXTREMELY DIFFICULT TO FIX, (II) LIQUIDATED DAMAGES IN THE AMOUNT OF ANY PORTION OF THE OPTION PRICE ALREADY DEPOSITED WITH ESCROW HOLDER BY OPTIONEE WILL BE REASONABLE, (III) IN THE EVENT OF SUCH DEFAULT, OPTIONORS ARE ENTITLED TO RECEIVE AND RETAIN SUCH SUM FROM OPTIONEE AS LIQUIDATED DAMAGES, AND (IV) IN CONSIDERATION OF, AND UPON RECEIPT OF, SUCH LIQUIDATED DAMAGES, OPTIONORS SHALL BE DEEMED TO HAVE WAIVED ALL OTHER CLAIMS FOR DAMAGES OR RELIEF AT LAW OR IN EQUITY ON ACCOUNT OF THE FAILURE OF THE CLOSING TO OCCUR, INCLUDING ACTIONS FOR SPECIFIC PERFORMANCE (AND IN SUCH REGARD, OPTIONORS WAIVE THE PROVISIONS OF SECTION 3389 OF THE CALIFORNIA CIVIL CODE), BUT NOT INCLUDING ANY:  (A) ACTIONS TO EXPUNGE A LIS PENDENS OR THE MEMORANDUM OF OPTION OR OTHER CLOUDS ON TITLE CAUSED BY OPTIONEE; AND (B) CLAIMS ON ACCOUNT OF OPTIONEE’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT; AND (C) ATTORNEYS’ FEES AND COSTS INCURRED BY OPTIONORS INCIDENT TO CLAUSES (A) AND (B).

Initials of Optionors:	Initials of Optionee:

/s/ SH	/s/ SH

Section 12.                       Condemnation.

(a)                               Notice to Optionee; Optionee’s Election.  In the event that, at any time following the Option Acceptance Date and prior to Closing, all or any material portion of any Owned

Property or Property Under Contract is taken by the exercise of the power of eminent domain (a “Condemnation Action”), then the applicable Optionor shall, promptly after learning of the Condemnation Action, give written notice of such Condemnation Action to Optionee.  If such written notice is delivered to Optionee after the Option Acceptance Date, Optionee shall have twenty (20) calendar days following Optionee’s receipt of such notice (the Closing tolling for such time period) to notify such Optionor in writing of its election to either acquire such Owned Property or Property Under Contract, as applicable, or to terminate this Agreement with respect to such Owned Property or Property Under Contract, as applicable, on account of the Condemnation Action.  Failure of Optionee to notify such Optionor of its election within such twenty (20) calendar day period shall be deemed an election to accept such Owned Property or Property Under Contract, as applicable, subject to such Condemnation Action.  For purposes of this Section, “material portion” of the Property means a loss that would reduce the market value thereof by greater than 10.0%.

(b)                              Termination of Agreement.  In the event that Optionee elects to terminate this Agreement with respect to any Owned Property or Property Under Contract, as applicable, pursuant to Section 12(a) hereof, Optionee shall cancel Escrow with respect to such Owned Property or Property Under Contract, as applicable, by written notice to Escrow Holder and Optionors, this Agreement shall be deemed terminated and Optionee and Optionors shall have no further liability hereunder.

(c)                               Proceeds of Condemnation.  In the event that Optionee elects, or is deemed to have elected, to accept such Owned Property or Property Under Contract, as applicable, subject to Condemnation Action pursuant to Section 12(a) hereof, then the parties hereto shall proceed to the Closing in accordance with this Agreement, without modification of the terms hereof, except that (a) the Property will not include the property so taken, (b) the Option Price will be reduced by the amount of any awards for such taking received by any Optionor as of the Closing, and (c) such Optionor shall assign and turn over to Optionee, and Optionee shall be entitled to receive and retain, all awards for such taking not yet awarded as of the Closing.  This Section 12 supersedes, and the parties waive, the provisions of California Civil Code Section 1662.

Section 13.                       Brokers’ Commissions.

Each party hereof warrants and represents to the other that no broker, finder or other intermediary hired or employed by it is entitled to a commission, finder’s fee or other compensation based upon the transaction contemplated hereby and each party shall indemnify and hold harmless the other party from and against any and all claims, liabilities, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and litigation expenses) related to or arising out of a claim to a commission, finder’s fee or other compensation by any broker, finder or other intermediary alleging to have been employed or hired by the indemnifying party.

Section 14.                       Miscellaneous.

(a)                               Notices.  All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below (or to such other address as may be hereafter notified by the respective parties hereto in accordance with this Section 14(a)):

Optionors:	CV Urban Land, LLC
CV Communities, LLC
c/o City Ventures, LLC
1900 Quail Street
Newport Beach, CA 92660
Attn: Treasurer
Facsimile: (949) 200-8070

with a copy to:	Kenneth M. Kaplan, Esq.
361 Forest Avenue, Suite 204
Laguna Beach, CA 92651-2148
Facsimile: (949) 715-0772

Optionee:	City Ventures Communities, LLC
1900 Quail Street
Newport Beach, CA 92660
Attn: R. Mark Buckland
Facsimile: (949) 200-8070

with a copy to:	Proskauer Rose LLP
2049 Century Park East, 32nd Floor
Los Angeles, CA 90067
Attention: Philippa M. Bond, Esq.
Douglas B. Frank, Esq.
Facsimile: (310) 557-2193

(b)                              Business Day.  If the performance of any covenant or obligation under this Agreement shall fall on a Saturday, Sunday or legal holiday under the laws of the State of California, the date for performance shall be postponed until the next Business Day.

(c)                               Binding Nature of Agreement; Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided herein.  Optionee may assign all of its rights and obligations under this Agreement without Optionors’ prior written consent to any entity that either (i) owns, either directly or indirectly, all of the membership interests in, or capital stock of, Optionee or (ii) in which Optionee owns, directly or indirectly, all of the membership interests or capital stock (each, a “Permitted Assignee”).  In the event of an assignment to a Permitted Assignee, Optionee shall deliver written notice of that assignment to Optionors and Escrow Holder not less than five (5) days prior to the Closing Date, which notice shall be accompanied by an assignment and assumption agreement pursuant to which the

Permitted Assignee assumes for Optionors’ benefit all of Optionee’s obligations under this Agreement.  No assignment by Optionee of any of its rights or obligations under this Agreement relieves Optionee of any of its obligations under this Agreement unless Optionors expressly agree to such release in writing.  Optionee may not assign any of its rights under this Agreement to any person or entity other than a Permitted Assignee without first obtaining Optionors’ written consent.  Optionors’ rights to assign or otherwise transfer it rights and obligations under this Agreement to any respective affiliates of such Optionors shall be unrestricted.  Subject to the foregoing, this Agreement is binding on and inures to the benefit of the successors-in-interest and assigns of each party to this Agreement.

(d)                             Integration.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

(e)                               Amendments.  This Agreement, and any terms hereof, may not be amended, supplemented or modified except in an instrument in writing executed by the parties hereto.

(f)                                Governing Law.  This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of California.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California and the United States District Court for any District within such State for the purpose of any action or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court.

(g)                              Survival of Representations and Warranties.  All representations and warranties of the parties hereto shall survive the Closing and delivery of the Deeds.

(h)                              No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of a party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereunder shall be effective unless it is in writing and is signed by the party granting such waiver.

(i)                                  Section Headings.  The section and subsection headings in this Agreement are for convenience in reference only and shall not be deemed to alter or affect the interpretation of any provisions hereof.

(j)                                  Counterparts.  This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(k)        Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(l)         Further Documents and Acts. From time to time prior to the Closing, each party hereof shall take, or cause to be taken, all reasonable actions and shall execute and deliver such documents as may be reasonably requested by the other party to carry out the purpose and intent of this Agreement.

(m)       Attorneys’ Fees.  In any action or proceeding brought to enforce or interpret any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover actual attorneys’ fees and all other litigation costs including costs awardable pursuant to California Code of Civil Procedure Section 1033.5 and amounts payable to expert witnesses (“Costs”) in addition to any other available remedy. In addition to the fees and Costs recoverable under the preceding sentence, the parties agree that the prevailing party shall be entitled to recover actual attorneys’ fees and Costs incurred in connection with the enforcement of a judgment arising from such action or proceeding.

(n)        No Third Party Beneficiaries. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other person.

(o)        Time of Essence.  Time is of the essence with respect to all provisions of this Agreement in which a definite time for performance is specified; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefit of any express grace period provided for in this Agreement.

(p)        NO RELIANCE - AS-IS.  Optionee acknowledges that, if it elects to purchase, all or any portion of the Property in accordance with the terms of this Agreement, it is doing so in reliance solely on: (i) Optionee’s prior inspection of the Property; (ii) the opinions and advice concerning the Property of consultants and attorneys engaged by Optionee; and (iii) the representations and warranties of Optionors set forth herein.  Optionee acknowledges that by the Option Acceptance Date, Optionee will have performed all of its due diligence investigations of and with respect to the Property as Optionee deems appropriate, including engineering, biological, cultural resource and geotechnical studies, soils tests, environmental surveys and testing, physical inspections, ALTA or other surveys, and market analyses as well as Optionee’s evaluation of the condition and status of the Property and the land use prospects of the Property.   Upon Closing, Optionee accepts all matters relating to the Property in its “as is” condition at the Closing, including such matters as:  soils and geological condition, topography, area and configuration of the Property; the physical and environmental condition of the Property (including any matters which would or could necessitate abatement or remediation action by the Property’s owner); the existence of any hazardous or toxic substances or materials; any easement, license or encroachment, whether or not a matter of public record, and whether or not visible upon inspection of the Property; zoning and other land use regulations applicable to the Property; existence of sensitive or endangered habitat, plant life or animal or other organism life; existence of cultural resources; and any other matter relating to the Property including, but not limited to, value, title, income, feasibility, cost, marketing and investment return.  Optionee acknowledges and agrees that Optionors are not making, and Optionee disclaims and waives and releases Optionors from, any express or implied warranties or representations of any kind or character with respect to the Property, except as  set forth in Section 10(a) hereof.  Optionee represents and warrants that it has not relied on and will not rely on, either directly or indirectly, any warranty or representation of Optionors not set forth in Section 10(a) of this Agreement in connection with purchasing the Property.  The foregoing waivers and releases by Optionee shall survive (i) the Closing, and (ii) any termination of this Agreement.

(q)        Mediation and Arbitration.  In the event of any controversy or claim arising out of or relating to this Agreement, or a breach thereof, the parties hereto shall first attempt to settle the dispute by mediation, administered by JAMS under the JAMS International Mediation Rules. If settlement is not reached within sixty (60) days after service of a written demand for mediation, any unresolved controversy or claim shall be settled by arbitration administered by JAMS under its Streamlined Arbitration Rules and Procedures. The number of arbitrators shall be three. The place of arbitration shall be Los Angeles, California. The laws of the State of California shall apply. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first written above.

CV URBAN LAND, LLC, a Delaware limited liability company

By:		/s/ Scott Homan
	Name:	Scott Homan
	Title:	Chief Financial Officer

CV COMMUNITIES, LLC, a Delaware limited liability company

By:		/s/ Scott Homan
	Name:	Scott Homan
	Title:	Chief Financial Officer

CITY VENTURES COMMUNITIES, LLC, a Delaware limited liability company

By:		/s/ Scott Homan
	Name:	Scott Homan
	Title:	Chief Financial Officer

S-1

ACCEPTANCE BY ESCROW HOLDER

First American Title Insurance Company hereby acknowledges that it has received a fully executed copy of the Option Agreement and Joint Escrow Instructions (Tranche 1) and agrees to act as Escrow Holder thereunder and to be bound by and perform the terms thereof as such terms apply to Escrow Holder.

DATE:	, 2013	FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

S-2

Exhibit A to the Agreement

The Land

A-1

Exhibit B to Agreement

Form of Grant Deed

PREPARED BY, RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

[                                ]
[                                ]
[                                ]
Attn:

APN:	(Space Above Line for Recorder’s Use Only)

GRANT DEED

The undersigned grantor declares:  Documentary Transfer Tax not shown pursuant to Section 11932 of the Revenue and Taxation Code, as amended

FOR A VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ________________________, a _________________________ (“Grantor”), hereby GRANTS to _________________________, a _______________________, (“Grantee”), that certain real property (the “Property”) in the County of _________________, State of California, as described in Exhibit A attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned has executed this document as of the day and year indicated.

Dated: _____________________, 20__,		, a

By:
Name:
Title:

State of California	)

County of	)

On _____________, before me, ___________________________________, notary public, personally appeared ____________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

(Signature of Notarial Officer)

Notary Public for the State of

My commission expires:

Document No.
Date Recorded

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION

NOT BE MADE A PART OF THE PERMANENT RECORD

IN THE OFFICE OF THE COUNTY RECORDER

(Pursuant to Section 11932 R&T Code)

TO:                        Recorder

County of ____________

Request is hereby made in accordance with the provisions of the Documentary Transfer Tax Act that the amount of the tax due not be shown on the original document which names:

_____________________

(as grantor)

and

____________________________________________

(as grantee)

Property described in the accompanying document is located in the County of ______________, State of California.

The amount of tax due on the accompanying document is $_________________.

_______                              Computed on full value of property conveyed, or

_______                              Computed on full value, less liens and encumbrances remaining at the time of sale.

____________________________________

(Signature of Declarant or Agent)

____________________________________

(Firm Name)

Exhibit A to Grant Deed

Legal Description of Land

Exhibit C to the Agreement

Form of General Assignment

GENERAL ASSIGNMENT

This General Assignment and Assumption Agreement (“Assignment”) is executed this ___________________  _____ 20___, by ____________________________________ (“Buyer”), and _______________________________, a _____________________________ (“Seller”), with reference to the following facts:

A.                       Buyer and Seller have entered into that certain Option Agreement and Joint Escrow Instructions (Tranche 1) dated _________________, 2013 (the “Option Agreement”), with respect to, among other things, the real property described in Exhibit A attached hereto (the “Property”).  All initially capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Option Agreement.

B.                        Pursuant to the Option Agreement, Seller has agreed to assign to Buyer, to the extent assignable, without recourse or warranty, except as set forth herein, all of Seller’s right, title and interest, if any, in and to (a) those agreements and contracts affecting the Property as are listed on Exhibit B attached hereto (the “Contracts”), and (b) the Appurtenances and Intangible Property, subject to any rights of consent and limitations on use as provided therein.

THEREFORE, for valuable consideration, Buyer and Seller agree as follows:

1.                           Assignment.  Seller hereby assigns, sells and transfers, to the extent assignable or transferable, without recourse or warranty, except as set forth herein, to Buyer all of Seller’s right, title and interest in and to the Contracts, subject to any rights of consent and limitations on use as provided therein, and the Appurtenances and Intangible Property.  To the extent any Contracts, Appurtenances or Intangible Property are not assignable or transferable, Seller shall reasonably cooperate with Buyer in pursuing any rights under such Contracts, Appurtenances or Intangible Property, but without any obligation to incur any cost in connection therewith.

2.                           Assumption.  Buyer hereby assumes all of the benefits and burdens of the Contracts arising after the Closing and agrees to perform all of the covenants and obligations of Seller thereunder relating to the Property and arising and/or to be performed on or after the Closing.  Seller represents and warrants that (i) all amounts required to be paid by Seller under the Contracts prior to the Closing have been paid; (ii) all obligations of the Seller under the Contracts to be performed by Seller prior to the Closing have been performed, (iii) neither Seller, nor, to Seller’s knowledge, any other party to the Contracts is in default thereof and the Contracts are in full force and effect, (iv) Seller has not assigned, sold, pledged or otherwise transferred any of Seller’s right, title and interest in and to the Contracts, the Appurtenances, and Intangible Property; and (v) Seller owns the rights, title and interest in and to the Contracts, free and clear from any and all liens, encumbrances and security interests.

3.                           Mutual Indemnities.  Buyer further agrees to indemnify Seller and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, the “Losses”) asserted against or incurred by Seller by reason of or arising out of any failure by Buyer to perform and observe the obligations, covenants, terms and conditions assumed by Buyer hereunder.  Seller agrees to indemnify Buyer and hold Buyer harmless from and against any and all Losses asserted against or incurred by Buyer by reason of or arising out of any failure by Seller to perform and observe such obligations, covenants, terms and conditions arising before the Closing.

4.                           Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

5.                           Miscellaneous.  This Assignment shall be binding on the parties hereto and their respective successors and assigns.  The headings to paragraphs of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

6.                           Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court.

7.                           California Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of California.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first above written.

SELLER:

By:
Name:
Title:

BUYER:

By:
Name:
Title:

Exhibit A to General Assignment

Legal Description

Exhibit B to General Assignment

List of Contracts

Exhibit D to the Agreement

Form of Assignment Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is made as of this ________ day of ________________ 2013 (the “Effective Date”), by and between [CV URBAN LAND, LLC], a Delaware limited liability company (“Assignor”), and ____________________________________, a _____________________________ (“Assignee”).

RECITALS

A.                                Assignee and Assignor are parties to that certain Option Agreement and Joint Escrow Instructions (Tranche 1) dated _________________, 2013 (the “Option Agreement”), wherein Assignor has agreed to sell, among other things, the Property Under Contract (as defined in the Option Agreement) to Assignee.

B.                                 Each of the capitalized terms used in this Assignment and not otherwise defined in this Assignment shall have the meaning given to it in the Option Agreement.

C.                                 The Option Agreement requires that, if any Underlying Escrow has not closed before the Closing Date, Assignee shall purchase Assignor’s interest in the related Underlying Agreement and such Underlying Escrow.

D.                                Assignee is party to that certain ______________, dated ___________________ (the “Applicable Underlying Agreement”), by and between it, as [purchaser / optionee], and ______________, as [seller / optionor] (the “Applicable Underlying Seller”), pursuant to which the Applicable Underlying Seller [agreed to sell to Assignee, and Assignee agreed to purchase from the Applicable Underlying Seller / granted to Assignee an option to purchase] certain real property, upon the terms and conditions set forth therein, a copy of which is attached hereto as Schedule 1.

E.                                  The Underlying Escrow in connection with the Applicable Underlying Agreement has not closed as of the Closing Date.

F.                                   Assignor desires to assign, and Assignee desires to assume, the Applicable Underlying Agreement, and to amend the Option Agreement in the particular respects set forth below.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.                                    Assignment.  Assignor hereby assigns, sells and transfers, without recourse or warranty, except as set forth herein, to Assignee all of Assignor’s right, title and interest in and to the Applicable Underlying Agreement.

2.                           Assumption.  Assignee hereby assumes all of the benefits and burdens of the Applicable Underlying Agreement arising after the Closing and agrees to perform all of the covenants and obligations of Assignor thereunder relating to the applicable Property Under Contract and arising and/or to be performed on or after the Closing.  Assignor represents and warrants that (i) all amounts required to be paid by Assignor under the Applicable Underlying Agreement prior to the date hereof has been paid; (ii) all obligations of Assignor under the Applicable Underlying Agreement to be performed by Assignor prior to the date hereof have been performed, (iii) neither Assignor, nor, to Assignor’s knowledge, any other party to the Applicable Underlying Agreement is in default thereof and the Applicable Underlying Agreement is in full force and effect, (iv) Assignor has not assigned, sold, pledged or otherwise transferred any of Assignor’s right, title and interest in and to the Applicable Underlying Agreement; and (v) Assignor owns the rights, title and interest in and to the Applicable Underlying Agreement, free and clear from any and all liens, encumbrances and security interests.

3.                           Mutual Indemnities.  Assignee further agrees to indemnify Assignor and hold Assignor harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) (collectively, the “Losses”) asserted against or incurred by Assignor by reason of or arising out of any failure by Assignor to perform and observe the obligations, covenants, terms and conditions assumed by Assignor hereunder.  Assignor agrees to indemnify Assignee and hold Assignee harmless from and against any and all Losses asserted against or incurred by Assignee by reason of or arising out of any failure by Assignor to perform and observe such obligations, covenants, terms and conditions arising before the date hereof.

4.                           Counterparts.  This Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

5.                           Miscellaneous.  This Assignment shall be binding on the parties hereto and their respective successors and assigns.  The headings to paragraphs of this Assignment are for convenient reference only and shall not be used in interpreting this Assignment.

6.                           Attorneys’ Fees.  If any action or proceeding is commenced by either party to enforce its rights under this Assignment, the prevailing party in such action or proceeding shall be entitled to recover all reasonable costs and expenses incurred in such action or proceeding, including reasonable attorneys’ fees and costs, in addition to any other relief awarded by the court.

7.                           No Third Party Beneficiaries. Nothing expressed or mentioned in this Assignment is intended or shall be construed to give any person, other than the parties hereto and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Assignment or any provisions herein contained, this Assignment and any conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns, and for the benefit of no other person.

8.                           California Law.  This Assignment shall be governed by and interpreted in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

ASSIGNOR:

[CV URBAN LAND, LLC], a
Delaware limited liability company

By:
Name:
Title:

ASSIGNEE:

,
a

By:
Name:
Title:

Schedule 1 to Assignment and Assumption Agreement

The Applicable Underlying Agreement

Exhibit E to the Agreement

Form of Memorandum of Option

PREPARED BY, RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

[                                ]

[                                ]

[                                ]

Attn:

APN:	(Space Above Line for Recorder’s Use Only)

MEMORANDUM OF OPTION AGREEMENT

([PROPERTY NAME])

This Memorandum of Option Agreement (this “Memorandum”) is executed concurrently with that certain Option Agreement and Joint Escrow Instructions (Tranche 1) (“Option Agreement”) dated __________________, 2013, between [CV URBAN LAND, LLC], a Delaware limited liability company (“Optionor”) and CITY VENTURES COMMUNITIES, LLC., a Delaware limited liability company (along with its designee, “Optionee”) relating to the real property owned by Optionor and identified in Exhibit 1 attached hereto and incorporated herein by reference (the “Property”).

FOR FAIR AND VALUABLE CONSIDERATION, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.                                    Option to Purchase.  Subject to the terms and conditions set forth in the Option Agreement, Optionor hereby grants to Optionee the exclusive right to purchase the Property at a price and under the terms and conditions set forth in the Option Agreement (the “Option”).  Optionee may exercise the Option on or before December 23, 2013.

2.                                    Purpose of Memorandum.  The purpose of this Memorandum is to provide notice to all persons or entities who may hereafter acquire an interest in the Property that Optionee has a prior right and interest in and to the Property and that any such later acquired interest shall be subordinate to Optionee’s rights under the Option Agreement and shall be terminated upon Optionee’s acquisition of the Property pursuant to the Option Agreement.

3.                                    Transfer of Property.  Effective upon the transfer of the Property to Optionee, this Memorandum shall be of no further force or effect, and any title company insuring the Property or any interest therein is hereby authorized and instructed to remove any reference to the effect of this Memorandum from any title reports or policies related to the Property.

4.                                    No Amendment to Option Agreement.  Nothing contained in this Memorandum shall be deemed to modify or amend the Option Agreement in any respect.  In the event of any inconsistency between the terms hereof and the Option Agreement, the Option Agreement shall control.

5.                                    Counterparts.  This Memorandum may be executed in any number of counterparts which, when taken together, shall constitute a fully executed original.

IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date first written above.

OPTIONOR:

[CV URBAN LAND, LLC], a
Delaware limited liability company

By:
Name:
Title:

OPTIONEE:

CITY VENTURES COMMUNITIES, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On ____________________________________, before me, ___________________________________________________________________, a Notary Public, personally appeared ______________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(SEAL)

STATE OF CALIFORNIA	)
)
COUNTY OF	)

On ____________________________________, before me, ___________________________________________________________________, a Notary Public, personally appeared ______________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature
(SEAL)

Exhibit 1 to Memorandum of Option Agreement

Legal Description of the Property

Exhibit F to the Agreement

Form of Termination of Option

PREPARED BY, RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

[                                ]
[                                ]

[                                ]

Attn:

APN:	(Space Above Line for Recorder’s Use Only)

TERMINATION OF OPTION AGREEMENT

([PROPERTY NAME])

This Termination of Option (this “Termination”) is made this ____ day of _________________, 2013, _________________________________________________, a ___________________ (“Optionee”), in favor of [CV URBAN LAND, LLC], a Delaware limited liability company (“Optionor”), and with reference to the following facts:

WHEREAS, Optionor and Optionee entered into that certain Memorandum of Option Agreement dated _____________________, 2013, which was recorded on ________________, 2013, as Instrument No. ________________________ in the office of the ___________ County Recorder (the “Memorandum”) with respect to that certain Option Agreement and Joint Escrow Instructions (Tranche 1) dated __________________, 2013, between Optionor and Optionee (the “Option Agreement”); and

WHEREAS, Optionor has notified Optionee that Optionor has terminated the Option Agreement.

NOW THEREFORE, for valuable consideration the receipt of which is hereby acknowledged, Optionee does and hereby terminates the Memorandum effective on the date that this Termination is recorded as a matter of record in the official records of the ___________ County Recorder without prejudice to any rights Optionee may have by reason of such termination.

F-1

IN WITNESS WHEREOF, Optionee has executed this Termination as of the day and year first written above.

OPTIONEE:

,
a

By:
Name:
Title:

STATE OF	)
) SS
COUNTY OF	)

On ____________________________________, before me, ___________________________________________________________________, a Notary Public, personally appeared ______________________________________________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature

(SEAL)

F-2

Schedule 1 to Agreement

Property Schedule

Schedule 1

OWNED / UNDER CONTRACT	TRANCHE	PROJECT	STREET ADDRESS	CITY	COUNTY	LOTS	ASSUMED FINISHED LOT COST DIFFERENTIAL	ASSUMED PROJECT OPTION PRICE (FOR PURPOSES OF CALCULATING PROJECT FIRST OPTION PAYMENT ONLY)	UNDERLYING AGREEMENT	OPTIONOR
Under Contract	1	Alhambra 2	(i) 2021, 2101 and 2123 Carlos Avenue, (ii) 2312 and 2400 South Freemont Avenue, (iii) 2025, 2109 and 2121 Carlos Street and (iv) 2415 Whitney Drive	Alhambra	Los Angeles	70	7,381,002	$15,368,998

Purchase and Sale Agreement and Joint Escrow Instructions dated April 15, 2011, by and between Underlying Seller, as seller, and City Ventures, LLC (as assigned), as buyer, as amended by that certain First Amendment to Purchase Agreement and Joint Escrow Instructions dated November 29, 2012

										CV Urban Land, LLC
Under Contract	1	Azusa 1 (9th and Alameda)	Northeast corner of 9th Street and Alameda Ave.	Azusa	Los Angeles	14	1,213,227	$1,026,773	Disposition and Development Agreement dated June 6, 2011, by and between Underlying Seller, as seller, and City Ventures, LLC (as assigned), as buyer	CV Urban Land, LLC
Owned	1	Glendora 3 (Glendora 121) (Monrovia Nursury)	18600 East Sierra Madre Avenue	Glendora	Los Angeles	121	21,859,645	$45,900,355	N/A	CV Urban Land, LLC
Under Contract	1	Lakewood 1	2922 East South Street	Lakewood	Los Angeles	72	4,008,762	$6,071,238

Sale Contract dated January 23, 2012, by and between Underlying Seller, as seller, and Optionor, as buyer, as supplemented by that certain Addendum to Sale Contract, dated January 23, 2012, as amended by Amendment No. 1 to Sale Contract dated June 5, 2012, that certain Second Amendment to Sale Contract dated October 10, 2012, and that certain Third Amendment to Sale Contract dated April 25, 2013

										CV Urban Land, LLC
Under Contract	1	Morgan Hill 2 (San Gregoria/Bumb)	18130 Hale Avenue	Morgan Hill	Santa Clara	42	4,885,142	$7,714,858	Purchase Agreement and Escrow Instructions dated October 2012, by and between Underlying Seller, as seller, and City Ventures, LLC (as assigned), as buyer	CV Urban Land, LLC
Owned	1	San Jose 1 (Almaden Crossing)	18950 Almaden Road	San Jose	Santa Clara	13	1,924,217	$3,665,783	N/A	CV Urban Land, LLC
Owned	1	Santa Ana 2 (Santa Ana Station)	911 Brown Street	Santa Ana	Orange	25	1,701,635	$1,298,365	N/A	CV Urban Land, LLC
Owned	1	Santa Ana 3 (Santa Ana - 5th)	4302, 4306 and 4226 West 5th Street	Santa Ana	Orange	29	2,481,270	$3,753,730	N/A	CV Urban Land, LLC
Under Contract	1	Santa Ana 4 (Santa Ana - Euclid) [2 different contracts]	1014 and 1022 S. Euclid	Santa Ana	Orange	6	586,863	$1,513,137

Purchase Agreement and Escrow Instructions (1014 and 1022 S. Euclid) dated November 27, 2012, by and between Underlying Seller, as seller, and Optionor, as buyer, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions dated December 2012 that certain Second Amendment to Purchase Agreement and Escrow Instructions dated January 2013 and that certain Third Amendment to Purchase Agreement and Escrow Instructions dated January 2013

										CV Urban Land, LLC

Under Contract	1	Santa Ana 4 (Santa Ana - Euclid) [2 different contracts]	1030 S. Euclid	Santa Ana	Orange	11	1,075,915	$2,774,085

Purchase Agreement and Escrow Instructions (1030 S. Euclid) dated November 14, 2012, by and between Underlying Seller, as seller, and Optionor, as buyer, as amended by that certain First Amendment to Purchase Agreement and Escrow Instructions dated December 2012 that certain Second Amendment to Purchase Agreement and Escrow Instructions dated January 2013 and that certain Third Amendment to Purchase Agreement and Escrow Instructions dated January 2013

										CV Urban Land, LLC
Owned	1	Wildomar 2 (Rancho Fortunado and Rancho Fortunado II)	Palomar Road and Delca Lane	Wildomar	Riverside	156	10,911,280	$8,588,720	N/A	CV Communities, LLC
Owned	1	Yorba Linda 1 (Yorba Linda - Prospect)	3811 Prospect Avenue	Yorba Linda	Orange	56	5,326,172	$10,913,828	N/A	CV Urban Land, LLC
Owned	1	Yorba Linda 2 (Yorba Linda - Rose Wabash)	16822 Wabash Avenue and 3742 Rose Drive	Yorba Linda	Orange	18	220,070	$3,379,930	N/A	CV Urban Land, LLC

Schedule 2 to Agreement

Definition of “Finished Lot Condition”

The term “Finished Lot Condition” shall mean, with respect to each Project, for each lot comprising the applicable Land, that all fees have been paid (but specifically excluding any fees for building permits), and improvements, and all other work and obligations, whether on the site of the applicable Land, or outside the boundaries of the applicable Land, have been constructed, installed or completed in order to obtain a building permit for the construction of a residence upon the payment of the ordinary building permit fee therefor, so that Optionee shall be able to commence construction of its contemplated residences on any lot within the Land upon the payment of such fee.  Consistent with the foregoing, a “finished” lot is a lot: (i) which is graded to a “blue-topped” condition (as defined below), (ii) with all storm drain, and curb, gutter, sidewalk and paving improvements (including driveway approaches and aprons to the back of sidewalks) to the streets constructed and installed, (iii) which has all gas, electricity, telephone, cable television and residential broadband fiber-optic conduit installed and stubbed to the lot lines behind the sidewalk and capable of being energized for immediate service upon completion of a single family residence on the lot, (iv) with all monumentation, retaining, and perimeter walls installed as required by certain plans and specifications in conformance with the requirements of all applicable governmental agencies, (v) all biologic and environmental mitigation measures and permitting requirements satisfied, (vi) with all storm water and erosion control permitting requirements and mitigation measures in place and functioning as intended, (vii) with all sidewalks, streetlights, street signs, striping, and water meters and boxes installed and energized and all street trees planted, (viii) with all fees and exactions paid (excluding the fees for the building permits or other house construction related permits), and (ix) with the completion of any park area, open space, other public amenities, and all other improvements as required by the conditions of approval to the tentative tract maps and the final maps and by any applicable government agencies, specifically excluding, however, (a) front and rear yard landscaping and side and rear yard fencing (unless said fence is on the project boundary), (b) fire department plan check and any fire department inspection, (c) meter deposits, mailboxes, and pressure regulators, and (d) soils testing other than with respect to rough grade pad certification of lots, at service lateral locations, and at utilities and streets and rights of way.

Definition of “Blue-Topped” Lot

A “blue-topped” lot is a lot graded with pad elevation tolerance to 0.1’ accuracy vertically, and with horizontal tolerance to 0.5’ accuracy for the tops and toes of slopes, in accordance with all rough grading plans (but excluding precise grading) approved by all applicable governmental agencies, with a pad certified with respect to line and grade by a civil engineer licensed and in good standing in California, and certified with respect to compaction by a soils engineer licensed and in good standing in California, with all off-site infrastructure work necessary for the issuance of a certificate of occupancy for all homes to be built within the applicable Land, including all utilities and storm drainage facilities completed, stubbed to the applicable Land and ready for service.

Schedule 2